Exhibit 99.1

Blue Apron Holdings, Inc. Reports Third Quarter 2018 Results

Key Highlights:

•

Net loss improved 61% or $53.3 million year-over-year from $87.2 million to $33.9 million; adjusted EBITDA improved 61% or $29.2 million year-over-year from a loss of $48.0 million to a loss of $18.8 million driven by expense management and operational efficiencies.

•	COGS improved 1,010 basis points year-over-year resulting from operational efficiencies created through enhanced fulfillment center processes.
•	Subsequent to the third quarter, Blue Apron refinanced its revolving credit facility and extended the maturity date to February 2021.

New York, NY – November 13, 2018 – Blue Apron Holdings, Inc. (NYSE: APRN) announced today financial results for the quarter ended September 30, 2018. Blue Apron accelerated the disclosure of its third quarter financial results following actions announced today by the Company, including a reduction in personnel to closely align internal resources with the strategic priorities of the business. Blue Apron will hold its scheduled earnings call and webcast tomorrow, November 14, at 8:30 a.m. Eastern Time to discuss its third quarter 2018 results and business outlook.

“In the third quarter, we outperformed our previously stated adjusted EBITDA outlook, with a 61% year-over-year improvement. While net revenue was in line with our guidance range, we are taking actions to address our top-line performance,” said Brad Dickerson, Chief Executive Officer, Blue Apron. “As we look ahead, we are confident in our disciplined approach to pursue initiatives that will enable us to realize the results we expect, with a deliberate emphasis on reaching profitability on an adjusted EBITDA basis next year.”

Tim Bensley, Blue Apron Chief Financial Officer, stated, “We continue to drive bottom-line performance with a strong focus on expense management and gaining efficiencies across the business. Our progress is a reflection of the accomplishments in our largest, most automated facility in Linden, New Jersey which is now also our most efficient fulfillment center, with the other facilities relatively close behind. This represents our fourth successive quarter of significant year-over-year adjusted EBITDA progress and we expect to continue building on this momentum.”

Third Quarter 2018 Financial Results

•

Net revenue decreased 28% year-over-year to $150.6 million in the third quarter of 2018, compared to the third quarter of 2017, driven primarily by a decrease in Customers as the Company remains deliberate in its marketing spend while methodically implementing its multi-product, multi-channel strategy. Net revenue decreased 16% quarter-over-quarter reflecting seasonal trends in the business.

•

Cost of goods sold, excluding depreciation and amortization (COGS), as a percentage of net revenue, improved 1,010 basis points year-over-year from 78.1% to 68.0%. This improvement, led by the Company’s Linden fulfillment center, was primarily driven by efficiencies gained in food and labor costs as a result of improved planning and process-driven strategies and more favorable pricing with suppliers. COGS increased by 330 basis points as a percentage of net revenue quarter-over-quarter largely from expected seasonal increases in fulfillment packaging and food costs.

•

Marketing expense was $23.3 million, or 15.4% as a percentage of net revenue, in the third quarter of 2018, compared to $34.2 million, or 16.3% as a percentage of net revenue, in the third quarter of 2017, as the

Company remains deliberate in its marketing investments with a focus on its most efficient acquisition channels.
•

Product, technology, general, and administrative (PTG&A) costs decreased 26% year-over-year from $65.7 million in the third quarter of 2017 to $48.3 million in the third quarter of 2018 as the Company focused on expense management and optimization of its cost structure.

•

Net loss was $33.9 million and diluted loss per share was $0.18 in the third quarter of 2018 based on 193.2 million weighted average common shares outstanding, compared to a  net loss of $87.2 million and diluted loss per share of $0.47 in the third quarter of 2017 based on 184.7 million weighted average common shares outstanding. Sequentially, net loss increased $1.1 million quarter-over-quarter from a net loss of $32.8 million in the second quarter of 2018.

•

Adjusted EBITDA improved 61% year-over-year to a loss of $18.8 million in the third quarter of 2018, compared to a loss of $48.0 million in the third quarter of 2017, reflecting improved expense management and operational efficiencies. Sequentially, adjusted EBITDA loss increased $1.3 million quarter-over-quarter from a loss of $17.5 million in the second quarter of 2018, reflecting the seasonal cadence of the business.

Key Customer Metrics

•

Key customer metrics included in the chart below reflect the Company’s deliberate marketing investments while progressing through the aforementioned strategy as well as trends of the business and seasonality.

	Three Months Ended,
	September 30,	June 30,	September 30,
	2017	2018	2018
Orders (in thousands)	3,605	3,122	2,647
Customers (in thousands)	856	717	646
Average Order Value	$58.16	$57.34	$56.79
Orders per Customer	4.2	4.4	4.1
Average Revenue per Customer	$245	$250	$233

For a description of how Blue Apron defines and uses these key customer metrics, please see “Use of Key Customer Metrics” below.

Liquidity and Capital Resources

•	Cash and cash equivalents was $162.9 million as of September 30, 2018.
•

Subsequent to the third quarter, the Company amended and refinanced its existing revolving credit facility to, among other things, extend the final maturity date of the facility from August 2019 to February 2021, reduce the aggregate lender commitments to $85.0 million, and increase the applicable interest rate spread currently paid by the Company by 200 basis points. In connection with the refinancing, the Company repaid $41.4 million of indebtedness.

•

Capital expenditures, including amounts in accounts payable, totaled $3.2 million for the third quarter of 2018. This represents a reduction of $8.3 million in capital expenditures from the third quarter of 2017.

Conference Call and Webcast

Blue Apron will hold a  conference call and webcast tomorrow at 8:30 a.m., Eastern Time to discuss its third quarter 2018 results and business outlook. The conference call can be accessed by dialing (877) 883-0383 or (412) 902-6506, utilizing the conference ID 6785890.  Alternatively, participants may access the live webcast on Blue Apron’s Investor Relations website at investors.blueapron.com.

A recording of the webcast will also be available on Blue Apron’s Investor Relations website at investors.blueapron.com following the conference call. Additionally, a replay of the conference call can be accessed until Wednesday, November 21, 2018 by dialing (877) 344-7529 or (412) 317-0088, utilizing the conference ID 10124511.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet.  Blue Apron has developed an integrated ecosystem that enables the Company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s anticipated growth strategies, including its decision to prioritize customer segments within the direct-to-consumer business; the Company’s ability to achieve the benefits associated with the workforce reduction; risks resulting from the workforce reduction, including, but not limited to, further employee attrition and adverse effects on the Company’s operations; the Company’s ability to execute on its multi-product, multi-channel growth strategy; its expectations regarding competition and its ability to effectively compete; its ability to expand its product offerings and distribution channels; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; its amount of indebtedness and ability to fulfill its debt-related obligations; its ability to comply with the covenants in its revolving credit facility; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and other risks more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”), the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 to be filed with the SEC, and in other filings that the Company may make with the SEC in the future. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release includes adjusted EBITDA, a non-GAAP financial measure, that is not prepared in accordance with, nor an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies.

The Company defines adjusted EBITDA as net earnings (loss) before interest income (expense), net, other operating expense, other income (expense), net, benefit (provision) for income taxes and depreciation and amortization, adjusted to eliminate share-based compensation expense. The Company presents adjusted EBITDA because it is a key measure used by the Company’s management and board of directors to understand and evaluate the Company’s operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the Company believes that the exclusion of certain items in calculating adjusted EBITDA can produce a useful measure for period-to-period comparisons of the Company’s business.  Further, Blue Apron uses adjusted EBITDA to evaluate its operating performance and trends and make planning decisions, and it believes that adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the items that Company excludes. Accordingly, Blue Apron believes that adjusted EBITDA provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are:

•

adjusted EBITDA excludes share-based compensation expense, as share-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company’s business and an important part of its compensation strategy;

•	adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;
•	adjusted EBITDA excludes other operating expense, as other operating expense represents impairment losses;
•	adjusted EBITDA excludes other expense, as other expense represents a one-time loss on the extinguishment of convertible notes;
•	adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to us;
•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us; and
•	other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should be considered together with other operating and financial performance measures presented in accordance with GAAP. A reconciliation of adjusted EBITDA to net income (loss), the most directly comparable measure calculated in accordance with GAAP, is set forth below under the heading “Reconciliation of Non-GAAP Financial Measures”.

In addition, the Company will be presenting certain guidance regarding future operating results, including forward-looking non-GAAP measures, on today’s call and webcast. Reconciliations of these forward-looking non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP will be posted on the Company’s investor relations section of its website, located at investors.blueapron.com under “Events and Presentations”.

Use of Key Customer Metrics

This press release includes various key customer metrics that we use to evaluate our business and operations, measure our performance, identify trends affecting our business, project our future performance, and make strategic decisions. You should read these metrics in conjunction with our financial statements. We define and determine our key customer metrics as follows:

Orders

We define Orders as the number of paid orders by our Customers across our meal, wine and market products sold on our e-commerce platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers.

Customers

We determine our number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across our meal, wine or market products sold on our e-commerce platforms in a given reporting period.

Average Order Value

We define Average Order Value as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Orders in that period.

Orders per Customer

We define Orders per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period.

Average Revenue per Customer

We define Average Revenue per Customer as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Customers in that period.

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$162,902	$228,514
Accounts receivable, net	769	1,945
Inventories, net	33,393	41,927
Prepaid expenses and other current assets	9,851	7,824
Other receivables	979	2,539
Total current assets	207,894	282,749
Restricted cash	1,691	2,371
Property and equipment, net	216,838	230,828
Other noncurrent assets	1,786	1,761
TOTAL ASSETS	$428,209	$517,709
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$27,056	$30,448
Accrued expenses and other current liabilities	36,251	32,615
Current portion of long-term debt	41,324	—
Deferred revenue	21,584	27,646
Total current liabilities	126,215	90,709
Long-term debt	83,504	124,687
Facility financing obligation	71,868	70,347
Other noncurrent liabilities	6,551	8,116
TOTAL LIABILITIES	288,138	293,859
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	140,071	223,850
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$428,209	$517,709

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Operations

(In thousands, except share and per-share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net revenue	$150,621	$210,638	$526,867	$693,538
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	102,406	164,444	347,894	496,495
Marketing	23,251	34,244	97,161	129,368
Product, technology, general, and administrative	48,345	65,744	148,933	194,627
Depreciation and amortization	8,599	8,774	25,688	18,337
Other operating expense	—	5,934	—	5,934
Total operating expenses	182,601	279,140	619,676	844,761
Income (loss) from operations	(31,980)	(68,502)	(92,809)	(151,223)
Interest income (expense), net	(1,943)	(1,281)	(5,568)	(4,803)
Other income (expense), net	—	(17,551)	—	(14,984)
Income (loss) before income taxes	(33,923)	(87,334)	(98,377)	(171,010)
Benefit (provision) for income taxes	(19)	133	(66)	(13)
Net income (loss)	$(33,942)	$(87,201)	$(98,443)	$(171,023)

Net income (loss) per share – basic	$(0.18)	$(0.47)	$(0.51)	$(1.60)
Net income (loss) per share – diluted	$(0.18)	$(0.47)	$(0.51)	$(1.60)
Weighted average shares outstanding – basic	193,194,248	184,737,720	192,248,756	106,836,062
Weighted average shares outstanding – diluted	193,194,248	184,737,720	192,248,756	106,836,062

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(98,443)	$(171,023)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization of property and equipment	25,688	18,337
Loss (gain) on disposal of property and equipment	1,048	(30)
Loss on impairment	—	5,934
Changes in reserves and allowances	(382)	1,364
Share-based compensation	13,555	8,752
Non-cash interest expense	1,662	2,459
Loss (gain) on convertible notes	—	14,984
Changes in operating assets and liabilities	2,872	(3,542)
Net cash from (used in) operating activities	(54,000)	(122,765)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition	(250)	(1,177)
Decrease (increase) in restricted cash	680	1,595
Purchases of property and equipment	(12,903)	(116,094)
Proceeds from sale of property and equipment	858	—
Net cash from (used in) investing activities	(11,615)	(115,676)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from debt issuances	—	144,349
Proceeds from exercise of stock options	219	816
Principal payments on capital lease obligations	(216)	(145)
Net proceeds from public offering	—	283,500
Payments of public offering costs	—	(5,253)
Net cash from (used in) financing activities	3	423,267
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(65,612)	184,826
CASH AND CASH EQUIVALENTS — Beginning of period	228,514	81,468
CASH AND CASH EQUIVALENTS — End of period	$162,902	$266,294

BLUE APRON HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(33,942)	$(32,836)	$(87,201)
Share-based compensation	4,569	4,771	5,760
Depreciation and amortization	8,599	8,685	8,774
Other operating expense	—	—	5,934
Interest (income) expense, net	1,943	1,848	1,281
Other (income) expense, net	—	—	17,551
Provision (benefit) for income taxes	19	22	(133)
Adjusted EBITDA	$(18,812)	$(17,510)	$(48,034)